Exhibit 10.1

Execution Version

WAIVER AND ASSIGNMENT AGREEMENT

THIS ASSIGNMENT OF INDEBTEDNESS (this “Agreement”), dated as of October 1, 2014 (the “Effective Date”), is among ENTERPRISE PRODUCTS OPERATING LLC, a Texas limited liability company (the “New Lender”); OILTANKING FINANCE B.V., a private limited company (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands (the “Prior Lender”) and OILTANKING PARTNERS, L.P., a Delaware limited partnership (“Borrower”).

RECITALS:

WHEREAS, Borrower and the Prior Lender have heretofore entered into a certain Credit Limit Agreement dated as of June 15, 2011, as amended by Addendum No. 1 thereto dated as of June 22, 2011, and Addendum No. 2 thereto dated as of November 7, 2012 (the “Credit Agreement”), pursuant to which the Prior Lender has made loans to Borrower;

WHEREAS, concurrently with the execution of this Agreement, Enterprise Products Partners L.P., a Delaware limited partnership and a member of the New Lender (“Enterprise”), Oiltanking Holding Americas, Inc., a Delaware corporation (“OTA”) and the sole member of OTLP GP, LLC, a Delaware limited liability company (“Oiltanking GP”) and the general partner of Borrower, and OTB Holdco, LLC, a Delaware limited liability company and a wholly-owned subsidiary of OTA (“OTB Holdco”), are entering into that certain Contribution and Purchase Agreement (the “Contribution Agreement”), providing for, among other things, the contribution of (i) all of the outstanding equity interests in Oiltanking GP and (ii) all of the limited partner interests in Borrower owned by OTA and OTB Holdco, to Enterprise (the “Contribution”);

WHEREAS, as a result of the Contribution, Borrower shall cease to be, directly or indirectly, owned or controlled by Oiltanking GmbH, a limited liability company (Gesellschaft mit beschränkter Haftung) organized under the laws of Germany (“Oiltanking GmbH”), which would, absent any amendment or waiver, constitute an Event of Default under the Credit Agreement;

WHEREAS, in connection with the Contribution, Borrower, the Prior Lender and the New Lender desire to amend the Credit Agreement in order renew and continue, but not novate and discharge, and to replace the Prior Lender with the New Lender as the “Lender” for all purposes under the Credit Agreement, and make certain other amendments thereto, with such amendment in the form attached as Exhibit A hereto (the “Amendment”); and

WHEREAS, in connection with the Amendment, the New Lender desires to purchase from the Prior Lender, and the Prior Lender is willing to sell and assign to the New Lender, all right, title and interest of the Prior Lender in and to the Credit Agreement and all outstanding indebtedness owed to the Prior Lender under the Credit Agreement (the “Existing Indebtedness”).

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Assignment. The Prior Lender has TRANSFERRED, ASSIGNED, SOLD, GRANTED AND CONVEYED and does hereby TRANSFER, ASSIGN, SELL, GRANT AND CONVEY without recourse or warranty, except with respect to the representations made in Section 3(a) below, all right, title and interest of the Prior Lender in and to the Existing Indebtedness and the Credit Agreement unto the New Lender and its successors and assigns, and all powers, benefits, rights, titles and interests owned or held by the Prior Lender under the Credit Agreement; TO HAVE AND TO HOLD the Existing Indebtedness and the Credit Agreement, together with all rights, titles, interests, privileges, claims, priorities, demands and equities related thereto, unto the New Lender and its successors and assigns forever. In consideration and exchange for the assignment contained in the immediately preceding sentence, the New Lender shall transfer to the Prior Lender in immediately available funds an amount equal to the sum of the Existing Indebtedness and all accrued but unpaid interest as of the date hereof, which amount is set forth as the Aggregate Purchase Amount on Schedule I attached hereto.

SECTION 2. Certain Consents and Waivers.

(a)	Borrower hereby consents to all assignments and transfers contained herein or contemplated hereby.

(b)	Each of the Prior Lender and the New Lender hereby consents to and waives any Event of Default (as defined in the Credit Agreement (including as amended by the Amendment)) that may be triggered in connection with the Contribution, in each case for all purposes under the Credit Agreement (including as amended by the Amendment).

SECTION 3. Representations and Warranties.

(a)	The Prior Lender enters into this Agreement and makes the assignments hereunder without recourse, representation or warranty of any kind, whether express, implied, statutory or otherwise, except that the Prior Lender represents to the New Lender as follows:

(i) it is the legal and beneficial owner of the Existing Indebtedness and its rights and interests under the Credit Agreement, free and clear of all liens, participations or other adverse claim of any nature whatsoever;

(ii) it has not made or consented to any agreement that subordinates any of the Existing Indebtedness to any loans, notes or other indebtedness owed by Borrower to any other person;

(iii) the aggregate principal amount of the Existing Indebtedness and the accrued and unpaid interest thereon, in each case as of the date hereof, are correctly set forth on Schedule I attached hereto;

(iv) after giving effect to this Agreement, no Event of Default, and no event or condition that, with the giving of notice or the passing of time or both, would constitute an Event of Default, exists;

(v) it has a delivered true, correct and complete copy of the Credit Agreement to the New Lender and no other agreements, instruments, promissory notes, mortgages, security agreements or other documents exist between the Prior Lender and Borrower with respect to the Existing Indebtedness;

(vi) it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby; and

(vii) this Agreement has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Prior Lender, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

(b)	The New Lender represents and warrants to the Prior Lender as follows:

(i) it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby;

(ii) this Agreement has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the New Lender, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability;

(iii) it is sophisticated with respect to decisions to acquire assets of the type acquired hereby;

(iv) it has received a copy of the Credit Agreement and the Amendment, and has received or has been accorded the opportunity to receive such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Agreement and to purchase the Existing Indebtedness; and

(v) it has, independently and without reliance upon the Prior Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.

(c)	Borrower represents to the Prior Lender and the New Lender as follows:

(i) it has all requisite power and authority, and has taken all action necessary to execute and deliver this Agreement and to fulfill its obligations under, and consummate the transactions contemplated by, this Agreement;

(ii) this Agreement has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of Borrower, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability;

(iii) after giving effect to this Agreement, the Credit Agreement (as amended by the Amendment), constitutes the legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms and any and all liens, claims, rights, titles, interests and benefits created and granted by the Credit Agreement (as amended by the Amendment) shall continue to exist, remain valid and subsisting, shall not be impaired, released, novated or discharged, shall remain in full force and effect and are hereby renewed, extended, carried forward and conveyed to secure payment and performance of Borrower’s obligations under the Credit Agreement (as amended by the Amendment);

(iv) after giving effect to this Agreement, no Event of Default, and no event or condition that, with the giving of notice or the passing of time or both, would constitute an Event of Default, exists; and

(v) the representations and warranties of Borrower contained in the Credit Agreement are true and correct as though made as of the date hereof (except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct as of such specified earlier date).

SECTION 4. Disclaimer. Except as expressly provided in Section 3(a) of this Agreement, the Prior Lender assumes no responsibility, and makes no representation or warranty to the New Lender, with respect to the Credit Agreement or the Existing Indebtedness. By execution of this Agreement, the New Lender acknowledges that, except as expressly provided in Section 3(a) of this Agreement, no representation or warranty is being made by the Prior Lender in connection with this Agreement.

SECTION 5. Conditions to Effectiveness. This Agreement shall become effective upon (a) execution and delivery of this Agreement by each party hereto, (b) execution and delivery of the Amendment by each party thereto and (c) the receipt by the Prior Lender in immediately available funds of an amount equal to the Aggregate Purchase Amount set forth on Schedule I attached hereto.

SECTION 6. Headings. The various headings of this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provisions hereof.

SECTION 7. Execution in Counterparts, Effectiveness, etc. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be executed by the different parties on different counterparts and once executed by all parties hereto be deemed to be an original and all of which shall constitute together but one and the same Agreement.

SECTION 8. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

SECTION 9. Governing Law; Entire Agreement. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF TEXAS.

THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

SECTION 10. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment of Indebtedness to be executed by their respective officers thereunto duly authorized as of the date first above written.

OILTANKING FINANCE B.V., as Prior Lender

By:	/s/ Claus-Georg Nette
Name: Claus-Georg Nette
Title: Attorney-in-Fact

ENTERPRISE PRODUCTS OPERATING LLC, as New Lender

By: Enterprise Products OLPGP, Inc., its sole manager

By:	/s/ Michael A. Creel
Name: Michael A. Creel
Title: President and Chief Executive Officer

OILTANKING PARTNERS, L.P., as Borrower

By:	OTLP GP, LLC, its general partner

By:	/s/ Kenneth F. Owen
Name: Kenneth F. Owen
Title: President and Chief Executive Officer

Signature Page to Waiver and Assignment Agreement

(Oiltanking Partners, L.P.)

SCHEDULE I

	Outstanding Principal Indebtedness	Interest Payable as of October 1, 2014	Purchase Amount
Credit Limit Agreement	$37,000,000.00	$59,073.17	$37,059,073.17

Total	$37,000,000.00	$59,073.17	$37,059,073.17
	Aggregate Purchase Amount		$37,059,073.17

Schedule I

Exhibit A

Amendment to Credit Limit Agreement

Exhibit A